Exhibit 99.1

TESORO CORPORATION
Working Capital
(Unaudited)
(Dollars in millions)

March 31,
2011
Working Capital:
Total Current Assets	$3,598
Less: Total Current Liabilities	(2,937)
Working Capital	$661

TESORO CORPORATION
Debt
(Unaudited)
(Dollars in millions)

March 31,
2011
Long-Term Debt:
Total Debt	$1,927
Less: Current maturities of debt	(82)
Long-Term Debt	$1,845

TESORO CORPORATION
Net Debt to Capitalization
(Unaudited)
(Dollars in millions)

March 31,
2011
Total Debt	$1,927
Less: Cash and cash equivalents	(724)
Net Debt *	$1,203

Total Stockholders' Equity	$3,329
Net Debt	1,203
Net Capitalization *	$4,532

Net Debt to Net Capitalization ratio *	27%
*
Net debt represents total debt less cash and cash equivalents. Net capitalization represents the total of net debt and total stockholders' equity.  The Company believes net debt to net capitalization is useful in measuring financial leverage as we have historically used cash to prepay outstanding notes.  Net debt to net capitalization should not be considered as an alternative to debt to capitalization or any measure of financial leverage presented in accordance with accounting principles generally accepted in the United States of America. Net debt to net capitalization may not be comparable to similarly titled measures used by other companies.